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                                   EXHIBIT 1


                             JOINT FILING AGREEMENT



     Joint Filing Agreement (this "Agreement") dated as of August 14, 2001 by and between Advance Holding Corporation, a Virginia corporation ("Holding"), and Advance Stores Company, Incorporated, a Virginia corporation and wholly-owned subsidiary of Holding ("Advance").

     Holding and Advance hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, relating to the undersigned's acquisition of certain interests in the securities of Discount Auto Parts, Inc.

     This Agreement may be signed in counterpart copies.


                              ADVANCE HOLDING CORPORATION


                              By: /s/ Jim L. Wade
                                  ---------------------------------------
                                  Jim L. Wade
                                  President and Chief Financial Officer

                              ADVANCE STORES COMPANY, INCORPORATED


                              By: /s/ Jim L. Wade
                                  ---------------------------------------
                                  Jim L. Wade
                                  President and Chief Financial Officer


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